UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

Section 1 – Registrant’s Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 11, 2008, Capital City Petroleum, Inc. a Delaware corporation (“CCP”) and wholly owned subsidiary of Capital City Energy Group, Inc. (“CCEG”) entered into an Agreement and Plan of Merger with Capital City Energy Fund XIV, LLC, a Delaware limited liability company (“CCEF”).  CCP and CEF are hereinafter collectively referred to as (the “Constituent Companies”).   This Agreement and Plan of Merger provides for CCEF to be merged with and into CCP, which shall be the surviving company (the “Surviving Company”), as authorized by the statute of the State of Delaware under and pursuant to the terms and conditions set forth in that document referred to as the Agreement and Plan of Merger.  The Board of Directors and sole stockholder of CCP and the Manager of CCEF have duly approved this Agreement and Plan of Merger (the “Merger Agreement”).

At the effective time of the merger, CCEF shall be merged with and into CCP and CCP is designated as the Surviving Company which shall continue its corporate existence as a Delaware corporation to be governed by the laws of the State of Delaware (the “Merger”)  The Constituent Companies shall become a single company, which shall be CCP, the corporation designated as the Surviving Company.  The separate existence of CCEF shall cease.

All of the membership interests of CCEF at the Effective Time of the Merger shall be converted to Six Hundred Ninety-Eight Thousand Five Hundred Fifty-One (698,551) shares of common stock of Capital City Energy Group, Inc. (“CETG”), the parent company of CCP, having a value of One Million Four Hundred Sixty-Six Thousand Nine Hundred Ninety-Eight ($1,466,998) based on the closing stock price of CETG immediately prior to te Effective Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Agreement and Plan of Merger

On December 11, 2008, Capital City Petroleum, Inc. a Delaware corporation (“CCP”) and wholly owned subsidiary of Capital City Energy Group, Inc. (“CCEG”) entered into an Agreement and Plan of Merger with Capital City Energy Fund XVI, LLC, a Delaware limited liability company (“CCEF”).  CCP and CEF are hereinafter collectively referred to as (the “Constituent Companies”).   This Agreement and Plan of Merger provides for CCEF to be merged with and into CCP, which shall be the surviving company (the “Surviving Company”), as authorized by the statute of the State of Delaware under and pursuant to the terms and conditions set forth in that document referred to as the Agreement and Plan of Merger.  The Board of Directors and sole stockholder of CCP and the Manager of CCEF have duly approved this Agreement and Plan of Merger (the “Merger Agreement”).

At the effective time of the merger, CCEF shall be merged with and into CCP and CCP is designated as the Surviving Company which shall continue its corporate existence as a Delaware corporation to be governed by the laws of the State of Delaware (the “Merger”). The Constituent Companies shall become a single company, which shall be CCP, the corporation designated as the Surviving Company. The separate existence of CCEF shall cease.

All of the membership interests of CCEF at the Effective Time of the Merger shall be converted to Eight Hundred Twenty Thousand Five Hundred Forty-Six (820,546) shares of common stock of Capital City Energy Group, Inc. (“CETG”), the parent company of CCP, having a value of One Million Eight Hundred Thirty-Seven Thousand Eight ($1,837,008) based on the closing stock price of CETG immediately prior to the Effective Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

In accordance with the Merger Agreement dated December 11, 2008, the Constituent Companies merged with and into CCP such that CCP became the Surviving Company.

In accordance with the Merger Agreement dated December 11, 2008 all of the membership interests will receive the right to receive common stock shares of CCEG in like amounts for their shares of CCP that are currently owned. This will result in an aggregate of Fund XIV and XVI equaling 1,519,097 shares of CCEG common stock.

Item 3.02.  Unregistered Sales of Equity Securities

In connection with the Merger, each share of Capital City Petroleum’s issued and outstanding common stock immediately prior to the closing of the Merger (other than shares held by stockholders who are entitled to demand and properly demand appraisal rights under Delaware law) was converted into the right to receive one (1) share of the Common Stock for each share currently owned in CCP. There were 1,519,097 shares of the Common Stock issued to the former holders of common stock of Capital City Petroleum as of the effective date of the Merger in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2.1    Plan and Agreement of Merger – Fund XIV

Exhibit 2.2    Plan and Agreement of Merger – Fund XVI

Exhibit 99.1          Press Release – Fund XIV

Exhibit 99.2          Press Release – Fund XVI

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2008	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer